Exhibit 107

Calculation of Filing Fee Tables

S-8

(Form Type)

THE KROGER CO.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Shares, $1 par value per share	Rules 457(c) and 457(h)	46,239,000	$47.62	$2,201,901,180.00	.0000927		$204,116.24
Total Offering Amounts								$204,116.24
Total Fee Offsets							$	---
Net Fee Due								$204,116.24

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims
Fee Offset Sources

(1)       This Registration Statement registers the issuance of an additional 46,239,000 shares of common stock, par value $1 per share (the “Common Stock”) of The Kroger Co. (“Registrant”), which are issuable pursuant to the Amended and Restated Kroger 2019 Long-Term Incentive Plan (the “Plan”).

(2)       Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminate number of additional shares of Common Stock that may become issuable under the Plan by reason of any future stock dividend, stock split, recapitalization or other similar transactions effected without receipt of consideration by the Registrant that increases the number of outstanding shares of Common Stock.

(3)       Determined on the basis of the average of the high and low prices per share of Common Stock as reported on the New York Stock Exchange on July 1, 2022, a date within five business days prior to the filing of this Registration Statement, of $48.14 and $47.09, respectively, solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act.